[EXHIBIT 10.3]

                 Memorandum of Understanding

      The purpose of this memorandum of understanding is to set forth certain non-binding understandings and binding agreements between Third-Order Nanotechnologies, Inc., a Nevada corporation ("TDON"), and Photon-X, LLC, a Delaware limited liability company ("Photon X") , with respect to our recent discussions regarding the two-phase strategic alliance as described below. TDON and Photon X are sometimes referred to herein as a "party" and collectively as the "parties."

1.0   Understanding.   The  following  section  reflects  our
      understanding of the matters described but are not legally binding and do not impose an enforceable obligation on either of us to negotiate or conclude an agreement regarding the supposed strategic alliance on such terms. This is not a complete statement of all terms and conditions of the proposed strategic alliance, but provides a basis for further negotiations.

1.1   Phase One.

       A.   Alliance Structure.  TDON shall enter into a "fee for
            ------------------
            services" agreement with Photon-X, which shall be payable by TDON to Photon-X, 50% up front an 50% upon completion of Phase One, or at Photon-X's discretion, accrued for conversion into Third-Order common stock equity and/or warrants pursuant to the terms of any such equity offering conducted by TDON at the time of it's secondary offering.

       B.   Product/Service.  Produce and evaluate waveguide
            ---------------
            structures based on Third-Order's revolutionary Cyclic Surface Conduction (CSC) polymer materials. The envisioned activities to be performed by Photon-X may potentially include working with additional parties (eg. Universities, lead customers, etc.).

       C.   Scope.  Third-Order will assist Photon-X  in
            -----
            understanding the molecular composition of it's material platform, suggest processing conditions, and participate in characterization testing. Waveguide processing shall take place at Photon-X's facility.

1.2  Phase Two.

       A.   Alliance Structure.  TDON shall enter into a "Fee for
            ------------------
            Services" agreement with Photon-X, which shall be payable by TDON to Photon-X, 50% up front and 50% upon completion of Phase Two. Charges shall be reviewed on a monthly basis by Third-Order. The parties shall enter into good faith negotiations regarding potential establishment of strategic alliance, creation of a Joint Venture, etc.


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       B.   Products/Services.  To design, develop, produce and
            -----------------
            market electro-optic components based on Third-Order's polymer technology.

       C.   Scope.
            -----

              i. Third-Order and Photon-X will provide the necessary level of engineering resources to design and process electro-optic devices based upon Third-Order's materials and Photon-X's unique processing capabilities. The companies will endeavor to use best reasonable efforts to create devices with optimized electr-optic performance and strong market demand potential (eg. 40Gb/s and 100Gb/s EO Modulators).
             ii. Characterization and qualification testing may occur at Third-Order's facility, Photon-X's facility, at both locations, and/or at a third party facility as required.
            iii. Limited quantities (not to exceed 21 units) of devices created under Phase Two may be marketed by either party through the party's market channel(s) as a vehicle to develop appropriate markets; however no commitment to volume production and/or pricing should be made by either party unless and until a final alliance Structure is established.

                               Section 2
                   Certain Covenants and Restrictions

2.0   Agreement.  By signing this Memorandum of
      Understanding, the parties agree that the following paragraphs will constitute a legally binding and enforceable agreement between the parties. In consideration of the significant expenses that both parties will incur in pursuing a strategic alliance with respect to the mutual undertakings described, the parties agree as follows:


2.1 Mutual Non-Disclosure Agreements. Simultaneously with this memorandum of Understanding, each of the parties shall execute a Mutual Non-Disclosure agreement that shall enable appropriate detailed discussions to take place relative to work plans, time lines, technical specifications, production techniques, IP contributions and the possibility of further agreements between Third-Order and Photon-X.

2.2 Good Faith Negotiations. The parties shall negotiate in good faith and use their best efforts to arrive at agreements with respect to the strategic alliance as described herein.


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2.3   Access to Information.  The parties shall make
      available to each other all information necessary to effectuate the intent of this Memorandum of Understanding. To facilitate such exchange of information, the parties shall each provide to each other a designated person of contact.


2.4 Confidentiality and Public Announcements. Both parties agree to allow public disclosure of the existence of this Memorandum of Understanding between the parties and publications of test results; however, the parties shall consult with each other and agree as to the timing, content, and form before issuing any press release or other public disclosure related thereto, and such permission will not be unreasonably withheld by either party. Notwithstanding the previous sentence, nothing herein shall prohibit TDON from making: (i) a public disclosure regarding this Memorandum of Understanding, the creation of a strategic alliance between the parties, and/or the publication of test results if, in the opinion of it's legal counsel, such disclosure is required by law; and (ii) reasonable and customary disclosures without Photon-X's approval to select capital sources as may be necessary in connection with obtaining any financing which may be sought in connection with TDON's business.

      Further Photon-X acknowledges that during the period of it's Memorandum of Understanding and the terms of the strategic alliance contemplated herein, Photon-X, and personnel at Photon-X, may become aware of "material non-public information" (as defined under applicable securities laws) regarding TDON. Photon-X understands, and it will communicate to persons having knowledge of any such information, that they are required under applicable securities of TDON while in possession of this information and to refrain from disclosing this information to anyone accept as required pursuant to this Memorandum of Understanding and the terms of the strategic alliance contemplated herein.

                          Section 3
                           General

3.1   Expenses.  Each party shall pay it's own expenses
      (including but not limited to legal, accounting and other professional services) in connection with all negotiations and activities relating to this Memorandum of Understanding.


3.2 Termination. Each party has the right to terminate this Memorandum of Understanding at any time with or without cause. This Memorandum of Understanding shall automatically terminate if no strategic alliance is created by the parties by August 31, 2008. Following termination, neither party shall have any obligations under this Memorandum of Understanding, other than is set forth in section 2 herein.


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3.3   Exclusive understanding.  Both parties agree that this
      Memorandum of Understanding is the complete and exclusive statement of understanding between the parties and supersedes all prior agreements, whether oral or written, with respect to the subject matter hereof.


3.4   Non-Exclusive Agreement.  This Memorandum of
      Understanding shall not limit the scope of either party's business operations, or prevent either of the parties from entering into any other agreement with any third party with respect to any matter.


3.5 Binding Effect. This Memorandum of Understanding is intended to be a confirmation of interest between the parties in pursuing negotiations for a strategic alliance based on the terms hereof, and, other than as set forth in
      Section 2 herein, shall not constitute a binding agreement between the parties hereto. Neither party intends, in setting forth in this Memorandum of Understanding, the provisions of a possible strategic alliance, to create, for itself or any other person, any legally binding obligation of liability. No agreement shall be binding, unless and until each party has reviewed and approved (in it's sole discretion) a definitive written agreement incorporating all the terms, conditions and obligations of the parties, has had such agreement reviewed by legal counsel, and has duly executed and delivered such agreement. The legal rights and obligations of each party shall be only those that are set forth in the definitive written agreement.


3.6 Counterparts. This Memorandum of Understanding may be executed in any number of counterparts; each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

IN WITNESS THEREOF, THE PARTIES HAVE ENTERED INTO THIS
Memorandum of Understanding as of December 7, 2006.
                                  ----------------


THIRD-ORDER NANOTECHNOLOGIES, INC.         PHOTON-X, LLC

By:/s/ Frederick Goetz                     By:/s/ Yongming Cai
   -------------------------------            -----------------
   Frederick Goetz, Jr., President            Yongming Cai, CEO



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